Exhibit 10.3

Execution Version

FIFTH AMENDMENT TO CREDIT AGREEMENT

This FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of November 12, 2015 by and among RECRO GAINESVILLE LLC, a Delaware limited liability company (the “Borrower”) and ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”).

WHEREAS, the Borrower and the Lender entered into a Credit Agreement, dated as of March 7, 2015, as amended by a certain First Amendment to Credit Agreement, dated as of April 10, 2015, a certain Second Amendment to Credit Agreement, dated as of April 27, 2015, a certain Third Amendment to Credit Agreement, dated as of July 9, 2015 and a certain Fourth Amendment to Credit Agreement, dated as of August 31, 2015 (as so amended, the “Credit Agreement”), pursuant to which the Lender has extended credit to the Borrower on the terms set forth therein;

WHEREAS, pursuant to Section 10.1 of the Credit Agreement, the Credit Agreement may be amended by an instrument in writing signed by each of the Borrower and the Lender; and

WHEREAS, the Borrower and the Lender desire to amend certain provisions of the Credit Agreement as provided in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Loan Document. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

2. Amendment to Section 1.1. The definition of “Excess Cash Flow” in Section 1.1 of the Credit Agreement is hereby amended by inserting the parenthetical “(other than any payment pursuant to Section 3.2(c) hereof)” after the word “period” in clause (d) thereof.

3. Amendment to Section 7.1. Section 7.1 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding the foregoing, if the Borrower would, but for this sentence, be required to provide any documents, statements and notices required to be delivered pursuant to this Section 7.1 (“Deliverables”) that include any information relating to Zohydro that is not publicly available, the Borrower shall exclude such nonpublic information from such Deliverables provided to the Lender; provided, that the Borrower shall, (i) inform the Lender (without disclosing any information relating to Zohydro that is not publicly available) of the fact that information relating to Zohydro that would otherwise be included in such Deliverable is not publicly available and therefore was excluded, and (ii) upon the request of the Lender, include such information relating to Zohydro that is not publicly available in any such Deliverable (including any previous Deliverables that were delivered without such information). Compliance by the Borrower with the requirements of the foregoing sentence shall be deemed to be compliance with this Section 7.1 with respect to any information relating to Zohydro that is not publicly available that the Borrower would otherwise be required to deliver to the Lender; provided that the foregoing shall not limit the Borrower’s obligations under Section 7.1(f) to notify the Lender of the occurrence of any Default.”

4. Conditions to Effectiveness of Amendment. This Amendment shall become effective upon receipt by the Lender and the Borrower of a counterpart signature of the other to this Amendment duly executed and delivered by each of the Lender and the Borrower.

5. Expenses. Each of the Borrower and the Lender shall be responsible for its own costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment.

6. No Implied Amendment or Waiver. Except as expressly set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Lender under the Credit Agreement or the other Loan Documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Credit Agreement or the other Loan Documents, all of which shall continue in full force and effect. Nothing in this Amendment shall be construed to imply any willingness on the part of the Lender to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

7. Counterparts; Governing Law. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of such when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

RECRO GAINESVILLE LLC as the Borrower

By:	/s/ Donna M. Nichols
Name:	Donna M. Nichols
Title:	Treasurer

ORBIMED ROYALTY OPPORTUNITIES II, LP, as the Lender

By	OrbiMed ROF II LLC,
its	General Partner

By	OrbiMed Advisors LLC,
its	Managing Member

By:	/s/ Samuel D. Isaly
Name:	Samuel D. Isaly
Title:	Managing Member

Signature Page to Fifth Amendment to Credit Agreement